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                                                                     EXHIBIT 3.2

                          CENTERPOINT PROPERTIES TRUST

                           AMENDED AND RESTATED BYLAWS

                                    ARTICLE I

                                     OFFICES

     Section 1. PRINCIPAL OFFICE. The principal executive office of the Trust shall be located at such place as the Board of Trustees may designate.

     Section 2. ADDITIONAL OFFICES. The Trust may have additional offices, including a principal executive office, at such places as the Board of Trustees may from time to time determine or the business of the Trust may require.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

     Section 1. PLACE. All meetings of shareholders shall be held at the principal executive office of the Trust or at such other place as shall be set by the Board of Trustees and stated in the notice of the meeting.

     Section 2. ANNUAL MEETING. An annual meeting of the shareholders shall be held each year for the purpose of electing Trustees and for the transaction of such other business as may come before the meeting. The date of the annual meeting shall be set by the Board of Trustees on a date following the availability of the Trust's audited financial statements of the preceding year but in no event later than May 31.

     Section 3. SPECIAL MEETINGS. The chairman or a co-chairman of the board, vice chairman of the board, chief executive officer, president or Board of Trustees may call special meetings of the shareholders. Special meetings of shareholders shall also be called by the secretary of the Trust upon the written request of the holders of shares entitled to cast not less than 66 2/3% of all the votes entitled to be cast at such meeting. Such request shall state the purpose of such meeting and the matters proposed to be acted on at such meeting. The secretary shall inform such shareholders of the reasonably estimated cost of preparing and mailing notice of the meeting and, upon payment to the Trust by such shareholders of such costs, the secretary shall give notice to each shareholder entitled to notice of the meeting. A special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any meeting of the shareholders held during the preceding twelve months.

     Section 4. NOTICE. Not less than ten nor more than 90 days before each meeting of shareholders, the secretary shall give to each shareholder entitled to vote at such meeting, and to each shareholder not entitled to vote who is entitled to notice of the meeting notice stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, either by mail or by presenting it to such shareholder personally or by leaving it at the shareholder's residence or

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usual place of business or by any other means permitted by Maryland law. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the shareholder's address as it appears on the records of the Trust, with postage thereon prepaid. Notice given by the Trust is effective if given in a single notice to all shareholders who share an address if the Trust notifies the shareholder of its intent to give a single notice and the shareholder consents to receiving a single notice or fails to object in writing within 60 days after the Trust gives notice to the shareholder of its intent to give a single notice. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.

     Section 5. SCOPE OF NOTICE. Any business of the Trust may be transacted at an annual meeting of shareholders if properly brought before the meeting although not specifically designated in the notice of such meeting, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of shareholders except as specifically designated in the notice.

     Section 6. ORGANIZATION AND CONDUCT. Every meeting of shareholders shall be conducted by the chief executive officer, or in the vacancy in the office or the absence of the chief executive officer, by the chairman or a co-chairman of the board, or in the vacancy in the office or absence of the chairman or co-chairmen of the board, by the vice chairman if there be one, or in the vacancy in the office or absence of the vice chairman, the president, or in the vacancy in office or absence of the president, by one of the following present at the meeting: an individual appointed by the Board of Trustees to be chairman of the meeting, the vice presidents in their order of rank and seniority, or, in the absence of such officers, a chairman chosen by the shareholders by the vote of a majority of the votes cast by shareholders present in person or by proxy. The secretary, or, in the secretary's absence, an assistant secretary, or in the absence of both the secretary and assistant secretaries, a person appointed by the Board of Trustees or, in the absence of such appointment, a person appointed by the chairman of the meeting shall act as secretary. In the event that the secretary presides at a meeting of the shareholders, an assistant secretary shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of shareholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to shareholders of record of the Trust, their duly authorized proxies or other such persons as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to shareholders of record of the Trust entitled to vote on such matter, their duly authorized proxies or other such persons as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments by participants; (e) maintaining order and security at the meeting; (f) removing any shareholder or any other person who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; and (g) recessing or adjourning the meeting to a later date and time and place announced at the meeting. Unless otherwise determined by the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

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     Section 7.     QUORUM. At an annual meeting of the shareholders called for the sole purpose of electing trustees and ratifying the selection of the Trust's independent public accountants, the holders of one-third of the outstanding shares of the Trust entitled to vote, present in person or represented by proxy, shall constitute a quorum at such annual meeting of shareholders; provided that, if less than one-third of the outstanding shares entitled to vote are represented at said meeting, a majority of the shares so represented may adjourn the meeting at any time without further notice. At any other annual meeting or any special meeting of shareholders, the holders of a majority of the outstanding shares of the Trust entitled to vote, present in person or represented by proxy, shall constitute a quorum at such meeting of shareholders; provided that, if less than a majority of the outstanding shares entitled to vote are represented at said meeting, a majority of the shares so represented may adjourn the meeting at any time without further notice. If a quorum is present at any meeting of the shareholders, the affirmative vote of the majority of the shares entitled to vote represented at the meeting and entitled to vote on the matter shall be the act of the shareholders, unless a greater vote is required under the Declaration of Trust or Maryland law. At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting. Withdrawal of shareholders from any meeting shall not cause failure of a duly constituted quorum at that meeting.

     Section 8. VOTING. Subject to the rights of holders of any class or series of shares (other than Common Shares) to elect additional Trustees under specified circumstances, a plurality of all the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to elect a trustee unless a greater vote is required by statute by the Declaration of Trust of the Trust, or by other provisions of these Bylaws.. Each share may be voted for as many individuals as there are Trustees to be elected and for whose election the share is entitled to be voted. No shareholder shall have the right to cumulate his votes in elections for Trustees. A majority of the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by the Declaration of Trust of the Trust or by other provisions of these Bylaws. Unless otherwise provided in the Declaration of Trust, each outstanding share of beneficial interest shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

     Section 9. PROXIES. A shareholder may cast the votes entitled to be cast by the shares of beneficial interest owned of record by the shareholder in person or by proxy executed by the shareholder or by the shareholder's duly authorized agent in any manner permitted by law. Such proxy or evidence of authorization of such proxy shall be filed with the secretary of the Trust before or at the time of the meeting. No proxy shall be valid more than eleven months after its date, unless otherwise provided in the proxy.

     Section 10. NOTICE OF SHAREHOLDER NOMINATIONS AND OTHER PROPOSED SHAREHOLDER ACTION. Nominations of persons for election as trustees and the proposal of matters to be considered and voted upon by the shareholders at a meeting of shareholders must be made in accordance with applicable provision of the Declaration of Trust.

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     Section 11.    VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another trust or corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the bylaws of such trust or corporation may prescribe, or, in the absence of such provision, as the board of trustees or directors of such trust or corporation may determine and under the law of the state or organization of such trust or the state of incorporation of such corporation.

             (a) Shares standing in the name of a deceased person, a minor ward or an incompetent person, may be voted by his administrator, executor, court appointed guardian, or conservator, either in person or by proxy without a transfer of such shares in the name of such administrator, executor, court appointed guardian or conservator. Shares standing in the name of a trustee may be voted by him, either in person or by proxy.

             (b) Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so be contained in an appropriate order of the court by which such receiver was appointed.

             (c) A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

             (d) Any number of shareholders may create a voting trust for the purpose of conferring upon a trustee or trustees the right to vote or otherwise represent their share, for a period not to exceed ten years, by entering into a written voting trust agreement specifying the terms and conditions of the voting trust, and by transferring their shares to such trustee or trustees for the purpose of the agreement. Any such trust agreement shall not become effective until a counterpart of the agreement is deposited with the trust at its registered office. The counterpart of the voting trust agreement so deposited with the trust shall be subject to the same right of examination by a shareholder of the trust, in person or by agent or attorney, as are the books and records of the trust, and shall be subject to examination by any holder of a beneficial interest in the voting trust, either in person or by agent or attorney, at any reasonable time for any proper purpose.

             (e) Shareholders may provide for the voting of their shares by signing an agreement for that purpose. A voting agreement under this subsection is not subject to the provisions of subsection (a) above.

             (f) Shares of its own stock belonging to this Trust shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time, but shares of its own stock held by it in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares at any given time.

     Section 12. INSPECTORS. The Board of Trustees, in advance of any meeting, may, but need not, appoint one or more individual inspectors or one or more entities that designate

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individuals as inspectors to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, or upon the request of any shareholder shall, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the Board of Trustees in advance of the meeting or at the meeting by the chairman of the meeting. The inspectors, if any, shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. Each such report shall be in writing and signed by him or her or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be PRIMA FACIE evidence thereof.

     Section 13. REPORTS TO SHAREHOLDERS. The Trustees shall submit to the shareholders at or before the annual meeting of shareholders a report of the business and operations of the Trust during such fiscal year, containing a balance sheet and a statement of income and surplus of the Trust, accompanied by the certification of an independent certified public accountant if required by law, and such further information as the Trustees may determine is required pursuant to any law or regulation to which the Trust is subject. Within the earlier of 20 days after the annual meeting of shareholders or 120 days after the end of the fiscal year of the Trust, the Trustees shall place the annual report on file at the principal office of the Trust and with any governmental agencies as may be required by law and as the Trustees may deem appropriate. Failure to prepare and submit to the shareholders an annual report does not invalidate the Trust's existence or affect any otherwise valid acts of the Trust.

     Section 14. WRITTEN CONSENT BY SHAREHOLDERS. Any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if a consent in writing, setting forth such action, is signed by each shareholder entitled to vote on the matter and any other shareholder entitled to notice of a meeting of the shareholders (but not to vote thereat) has waived in writing any right to dissent from such action, and such consent and waiver are filed with the minutes of proceedings of the shareholders.

     Section 15. VOTING BY BALLOT. Voting on any question or in any election may be VIVA VOCE unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.

     Section 16. MEETING BY CONFERENCE TELEPHONE. To the extent permitted by the Board of Trustees or the chairman of the meeting, shareholders may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at a meeting.

     Section 17. CONTROL SHARE ACQUISITION ACT. Notwithstanding any other provision of the Declaration of Trust of the Trust or these Bylaws, Title 3, Subtitle 7 of the

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Maryland General Corporation Law (the "MGCL") (or any successor statute) shall not apply to any acquisition by any person of shares of beneficial interest of the Trust. This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.

                                   ARTICLE III

                                    TRUSTEES

     Section 1. GENERAL POWERS; QUALIFICATIONS; TRUSTEES HOLDING OVER. The business and affairs of the Trust shall be managed under the direction of its Board of Trustees. A Trustee shall be an individual at least 21 years of age who is not under legal disability, or any corporation, partnership, limited liability company, trust or other business or commercial entity permitted by law. In case of failure to elect Trustees at an annual meeting of the shareholders, the Trustees holding over shall continue to direct the management of the business and affairs of the Trust until their successors are elected and qualify.

     Section 2. NUMBER. At any regular meeting or at any special meeting called for that purpose, a majority of the entire Board of Trustees may set, increase or decrease the number of Trustees, provided that the number thereof shall not be less than eight and shall not exceed twelve, and provided further that the number thereof shall never be less than the minimum number required by the Declaration of Trust, but no decrease in the number of Trustees shall have the effect of shortening the term of any incumbent Trustee.

     Section 3. ANNUAL AND REGULAR MEETINGS. An annual meeting of the Board of Trustees shall be held immediately after and at the same place as the annual meeting of shareholders, no notice other than this Bylaw being necessary. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Trustees.

     Section 4. SPECIAL MEETINGS. Special meetings of the Board of Trustees may be called by or at the request of the chairman or a co-chairman of the board, the chief executive officer, the president or by a majority of the Trustees then in office. The person or persons authorized to call special meetings of the Board of Trustees may fix any place as the place for holding any special meeting of the Board of Trustees called by them. The Board of Trustees may provide, by resolution, the time and place for the holding of special meetings of the Board of Trustees without notice other than such resolution.

     Section 5. NOTICE. Notice of any special meeting of the Board of Trustees shall be delivered personally or by telephone, electronic mail, facsimile transmission, United States mail or courier to each trustee at his or her business or residence address. Notice by personal delivery, telephone, electronic mail or facsimile transmission shall be given at least 48 hours prior to the meeting. Telephone notice shall be deemed to be given when the trustee or his or her agent is personally given such notice in a telephone call to which the trustee or his or her agent is a party. Electronic mail notice shall be deemed to be given upon transmission of the message to the

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electronic mail address given to the Trust by the trustee. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Trust by the trustee and receipt of a completed answer-back indicating receipt. Notice by United States mail shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Trustees need be stated in the notice, unless specifically required by statute or these Bylaws.

     Section 6. QUORUM. A majority of the Trustees shall constitute a quorum for transaction of business at any meeting of the Board of Trustees, provided that, if less than a majority of such Trustees are present at said meeting, a majority of the Trustees present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to the Declaration of Trust of the Trust or these Bylaws, the vote of a majority of a particular group of Trustees is required for action, a quorum must also include a majority of such group.

             The Trustees present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough Trustees to leave less than a quorum.

     Section 7. VOTING. The action of the majority of the Trustees present at a meeting at which a quorum is present shall be the action of the Board of Trustees, unless the concurrence of a greater proportion is required for such action by applicable statute, these Bylaws or the Declaration of Trust. If enough Trustees have withdrawn from a meeting to leave less than a quorum but the meeting is not adjourned, the action of the majority of the Trustees still present at such meeting shall be the action of the Board of Trustees, unless the concurrence of a greater proportion is required for such action by applicable law or the Declaration of Trust.

     Section 8. ORGANIZATION. At each meeting of the Board of Trustees, the chairman or a co-chairman of the board or, in the absence of the chairman or all co-chairmen of the board, the vice chairman of the board shall act as chairman of the meeting. In the absence of the chairman, all co-chairman and the vice chairman, the chief executive officer shall act as chairman of the meeting. In the absence of the chairman, all co-chairman, the vice chairman and the chief executive officer or in the absence of the chief executive officer, the president or in the absence of the president, a Trustee chosen by a majority of the Trustees present, shall act as chairman of the meeting. The secretary or, in his or her absence, an assistant secretary of the Trust, or in the absence of the secretary and all assistant secretaries, a person appointed by the chairman of the meeting, shall act as secretary of the meeting.

     Section 9. TELEPHONE MEETINGS. Trustees may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

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     Section 10.    WRITTEN CONSENT BY TRUSTEES. Any action required or
permitted to be taken at any meeting of the Board of Trustees may be taken without a meeting, if a consent in writing to such action is signed by each trustee and such written consent is filed with the minutes of proceedings of the Board of Trustees.

     Section 11. VOTING BY BALLOT. Voting at meetings of the Board of Trustees may be conducted orally, by show of hands, or, if requested by any Trustee, by written ballot. The results of all voting shall be recorded by the secretary in the minutes of proceedings of the Board of Trustees.

     Section 12. VACANCIES. If for any reason any or all the Trustees cease to be Trustees, such event shall not terminate the Trust or affect these Bylaws or the powers of the Trustees remaining hereunder (even if fewer than three Trustees remain). Any vacancy occurring in the Board of Trustees, and any trusteeship to be filled by reason of an increase in the number of Trustees, may be filled by (1) election at an annual meeting of shareholders, or (2) by the remaining members of the Board of Trustees. A Trustee elected by the shareholders to fill a vacancy shall hold office for the balance of the term to which he or she was elected. A Trustee appointed to fill a vacancy shall serve until the next meeting of shareholders at which Trustees are to be elected.

     Section 13. RESIGNATION. A Trustee may resign at any time by giving written notice to the other Trustees at the principal office of the Trust. A resignation is effective when the notice is given unless the notice specifies a future date. The pending vacancy may be filled before the effective date, but the successor shall not take office until the effective date.

     Section 14. REMOVAL OF TRUSTEES. One or more of the Trustees may be removed, with or without cause, at a meeting of shareholders by the affirmative vote of the holders of a majority of the outstanding shares then entitled to vote at an election of Trustees, except as follows:

             (a) No Trustee shall be removed at a meeting of shareholders unless the notice of such meeting shall state that a purpose of the meeting is to vote upon the removal of one or more Trustees named in the notice. Only the named Trustee or Trustees may be removed at such meeting.

             (b) If a Trustee is elected by a class or series of shares, he or she may be removed only by the shareholders of that class or series.

In addition, one or more of the Trustees may be removed, with or without cause, by the Board of Trustees upon the affirmative vote of a majority of the then acting Trustees.

     Section 15. COMPENSATION. Trustees shall not receive any stated salary for their services as Trustees but, by resolution of the Trustees, may receive compensation per year and/or per meeting and/or per visit to real property owned or to be acquired by the Trust and for any service or activity they performed or engaged in as Trustees. Trustees may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Trustees or of

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any committee thereof; and for their expenses, if any, in connection with each property visit and any other service or activity performed or engaged in as Trustees; but nothing herein contained shall be construed to preclude any Trustees from serving the Trust in any other capacity and receiving compensation therefor.

     Section 16. LOSS OF DEPOSITS. No trustee shall be liable for any loss which may occur by reason of the failure of the bank, trust company, savings and loan association, or other institution with whom moneys or shares of beneficial interest have been deposited.

     Section 17. SURETY BONDS. Unless required by law, no trustee shall be obligated to give any bond or surety or other security for the performance of any of his or her duties.

     Section 18. RELIANCE. Each trustee, officer, employee and agent of the Trust shall, in the performance of his or her duties with respect to the Trust, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel or upon reports made to the Trust by any of its officers or employees or by the adviser, accountants, appraisers or other experts or consultants selected by the Board of Trustees or officers of the Trust, regardless of whether such counsel or expert may also be a trustee.

     Section 19. CERTAIN RIGHTS OF TRUSTEES, OFFICERS, EMPLOYEES AND AGENTS. The Trustees shall have no responsibility to devote their full time to the affairs of the Trust. Any trustee or officer, employee or agent of the Trust, in his or her personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to or in addition to or in competition with those of or relating to the Trust.

     Section 20. PRESUMPTION OF ASSENT. A Trustee of the Trust who is present at a meeting of the Board of Trustees at which action on any trust matter is taken shall be conclusively presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before adjournment thereof or shall forward such dissent by registered mail to the secretary of the Trust immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Trustee who voted in favor of such action.

                                   ARTICLE IV

                                   COMMITTEES

     Section 1. NUMBER, TENURE AND QUALIFICATIONS. The Board of Trustees may appoint from among its members one or more committees (each a "Committee") each consisting of at least (1) member.

     Section 2. POWERS. The Board of Trustees may delegate to any Committee appointed by the Board of Trustees any of the powers of the Board of Trustees.

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     Section 3.     MEETINGS. In the absence of any member of a Committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another Trustee to act in the place of such absent member. Notice of Committee meetings shall be given in the same manner as notice for special meetings of the Board of Trustees.

             A majority of the members of a Committee shall be present in person at any meeting of such committee in order to constitute a quorum for the transaction of business at such meeting, and the act of a majority present shall be the act the Committee. The Board of Trustees may designate a chairman of any Committee, and such chairman or, in the absence of such chairman, any two members of the Committee may fix the time and place of its meetings unless the Board shall otherwise provide. In the absence or disqualification of any member of a Committee, the members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another Trustee to act at the meeting in the place of such absent or disqualified members.

             Each Committee shall keep minutes of its proceedings and shall report the same to the Board of Trustees at the next succeeding meeting, and any action by the Committee shall be subject to revision and alteration by the Board of Trustees, provided that no rights of third persons shall be affected by any such revision or alteration.

     Section 4. TELEPHONE MEETINGS. Members of a Committee may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

     Section 5. WRITTEN CONSENT BY COMMITTEES. Any action required or permitted to be taken at any meeting of a Committee may be taken without a meeting, if a consent in writing to such action is signed by each member of the Committee and such written consent is filed with the minutes of proceedings of the Committee.

     Section 6. VACANCIES. Subject to the provisions hereof, the Board of Trustees shall have the power at any time to change the membership of a Committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member or to dissolve the Committee.

                                    ARTICLE V

                                    OFFICERS

     Section 1. GENERAL PROVISIONS. The officers of the Trust shall include a president, one or more vice president(s), a secretary, a treasurer, a chairman of the board, co-chairmen of the board, a vice chairman of the board, a chief executive officer, one or more assistant secretaries and one or more assistant treasurers. In addition, the Board of Trustees may from time to time elect such other officers with such powers and duties as they shall deem necessary or desirable. The officers of the Trust shall be elected annually by the Board of Trustees. Each officer shall hold office until his or her successor is elected and qualifies or until

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his or her death, or his or her resignation or removal in the manner hereinafter provided. Any two or more offices except president and vice president may be held by the same person. In its discretion, the Board of Trustees may leave unfilled any office. Election of an officer or agent shall not of itself create contract rights between the Trust and such officer or agent.

     Section 2. REMOVAL AND RESIGNATION. Any officer or agent of the Trust may be removed, with or without cause, by the Board of Trustees if in its judgment the best interests of the Trust would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Trust may resign at any time by giving written notice of his or her resignation to the Board of Trustees, the chairman or any co-chairman of the board, the president or the secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the notice of resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Trust.

     Section 3. VACANCIES. A vacancy in any office may be filled by the Board of Trustees for the balance of the term.

     Section 4. CHIEF EXECUTIVE OFFICER. The Board of Trustees may designate a chief executive officer. The Chief Executive Officer shall preside at all meetings of the shareholders. The chief executive officer shall have general responsibility for implementation of the policies of the Trust, as determined by the Board of Trustees, and for the management of the business and affairs of the Trust.

     Section 5. CHIEF FINANCIAL OFFICER. The chief financial officer, who may, but need not, be the treasurer, shall keep and maintain adequate and correct books and records of accounts of the Trust, and shall see that all moneys and other valuables of the Trust are deposited in the name and to the credit of the Trust with such depositories as may be designated by the Board of Trustees. The chief financial officer shall disburse the funds of the Trust as directed by the Board of Trustees, shall render to the chairman or co-chairmen of the board and the Trustees, whenever they request it, an account of all transactions in such officer's official capacity and of the financial condition of the Trust, and shall have such other powers and perform such other duties as may be prescribed by the Board of Trustees.

             If required by the Board of Trustees, the chief financial officer shall give the Trust a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Trustees for the faithful performance of the duties of his or her office and for the restoration to the Trust, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, moneys and other property of whatever kind in his or her possession or under his or her control belonging to the Trust.

     Section 6. CHAIRMAN OF THE BOARD/CO-CHAIRMEN OF THE BOARD. The Board of Trustees shall designate a chairman of the board or co-chairmen of the board. The chairman or co-chairmen of the board shall preside over the meetings of the Board of Trustees at

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which he shall be present. The chairman or co-chairmen of the board shall perform such other duties as may be assigned to him or her or them by the Board of Trustees.

     Section 7. VICE CHAIRMAN OF THE BOARD. In the absence of the chairman or co-chairmen of the board or in the event of a vacancy in such office, the vice chairman of the board (or in the event there be more than one vice chairman of the board, the vice chairmen of the board in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the chairman or co-chairmen of the board and when so acting shall have all the powers of and be subject to all the restrictions upon the chairman or co-chairmen of the board; and shall perform such other duties as from time to time may be assigned to such vice chairman of the board by the chairman or co-chairmen of the board or by the Board of Trustees.

     Section 8. PRESIDENT. The president shall, in the absence of the chairman or co-chairmen of the board, the chief executive officer and the vice chairman of the board if there be one, or at their request, preside at all meetings of the shareholders and of the Board of Trustees, and shall exercise and perform such other powers and duties as may from time to time be assigned to the president by the Board of Trustees.

     Section 9. VICE PRESIDENTS. In the absence of the president or in the event of a vacancy in such office, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president; and shall perform such other duties as from time to time may be assigned to such vice president by the Board of Trustees. The Board of Trustees may designate vice presidents for particular areas of responsibility and may elect varying levels of vice president from time to time.

     Section 10. SECRETARY. The secretary shall (a) keep the minutes of the proceedings of the shareholders, the Board of Trustees and committees of the Board of Trustees in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the trust records and of the seal of the Trust; (d) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder; (e) have general charge of the share transfer books of the Trust; (f) otherwise certify that the Bylaws, resolutions of the shareholders and Board of Trustees and committees thereof, and other documents of the Trust are true and correct copies thereof; and (g) in general perform such other duties as from time to time may be assigned to him by the chief executive officer, the president or by the Board of Trustees.

     Section 11. TREASURER. The treasurer shall perform all duties commonly incident to the treasurer's office and shall perform such other duties and have such other powers as the Board of Trustees or the chief financial officer shall designate from time to time.

             If required by the Board of Trustees, the treasurer shall give the Trust a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Trustees for the

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faithful performance of the duties of his or her office and for the restoration to the Trust, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, moneys and other property of whatever kind in his or her possession or under his or her control belonging to the Trust.

     Section 12. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The Board of Trustees may name assistant secretaries and assistant treasurers. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or treasurer, respectively, or by the president or the Board of Trustees. The assistant treasurers shall, if required by the Board of Trustees, give bonds for the faithful performance of their duties in such sums and with such surety or sureties as shall be satisfactory to the Board of Trustees.

     Section 13. SALARIES. The salaries and other compensation of the officers shall be fixed from time to time by the Board of Trustees and no officer shall be prevented from receiving such salary or other compensation by reason of the fact that he is also a trustee.

                                   ARTICLE VI

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

     Section 1. CONTRACTS. The Board of Trustees may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Trust and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document shall be valid and binding upon the Trust when authorized or ratified by action of the Board of Trustees and executed by an authorized person.

     Section 2. LOANS. No loans shall be contracted on behalf of the Trust and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Trustees. Such authority may be general or confined to specific instances.

     Section 3. CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Trust shall be signed by such officer or agent of the Trust in such manner as shall from time to time be determined by the Board of Trustees.

     Section 4. DEPOSITS. All funds of the Trust not otherwise employed shall be deposited from time to time to the credit of the Trust in such banks, trust companies or other depositories as the Board of Trustees may designate.

                                   ARTICLE VII

                                     SHARES

     Section 1. CERTIFICATES. In the event that the Trust issues shares of beneficial interest evidenced by certificates, each shareholder shall be entitled to a certificate or certificates which shall represent and certify the number of shares of each class of beneficial interests held by

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him in the Trust. Each certificate shall be signed by the chief executive officer, the president or a vice president and countersigned by the secretary or an assistant secretary or the treasurer or an assistant treasurer and may be sealed with the seal, if any, of the Trust. The signatures may be either manual or facsimile. Certificates shall be consecutively numbered. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued. Each certificate representing shares which are restricted as to their transferability or voting powers, which are preferred or limited as to their dividends or as to their allocable portion of the assets upon liquidation or which are redeemable at the option of the Trust, shall have a statement of such restriction, limitation, preference or redemption provision, or a summary thereof, plainly stated on the certificate. In lieu of such statement or summary, the Trust may set forth upon the face or back of the certificate a statement that the Trust will furnish to any shareholder, upon request and without charge, a full statement of such information.

     Section 2. TRANSFERS. Certificates shall be treated as negotiable and title thereto and to the shares they represent shall be transferred by delivery thereof to the same extent as those of a Maryland stock corporation. Upon surrender to the Trust or the transfer agent of the Trust of a share certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Trust shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

             The Trust shall be entitled to treat the holder of record of any share or shares of beneficial interest as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland.

             Notwithstanding the foregoing, transfers of shares of any class of shares of beneficial interest will be subject in all respects to the Declaration of Trust of the Trust and all of the terms and conditions contained therein.

     Section 3. REPLACEMENT CERTIFICATE. Any officer designated by the Board of Trustees may direct a new certificate to be issued in place of any certificate previously issued by the Trust alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing the issuance of a new certificate, an officer designated by the Board of Trustees may, in his or her discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or the owner's legal representative to advertise the same in such manner as he or she shall require and/or to give bond, with sufficient surety, to the Trust to indemnify it against any loss or claim which may arise as a result of the issuance of a new certificate.

     Section 4. CLOSING OF TRANSFER BOOKS; FIXING OF RECORD DATE: The Board of Trustees may set, in advance, a record date for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or determining shareholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of shareholders for any other proper purpose. Such date, in any case, shall

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not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of shareholders, not less than ten days, before the date on which the meeting or particular action requiring such determination of shareholders of record is to be held or taken.

             In lieu of fixing a record date, the Board of Trustees may provide that the beneficial interest or share transfer books shall be closed for a stated period but not longer than 20 days. If such transfer books are closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such transfer books shall be closed for at least ten days before the date of such meeting.

             If no record date is fixed and the beneficial interest or share transfer books are not closed for the determination of shareholders, (a) the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day on which the notice of meeting is mailed or the 30th day before the meeting, whichever is the closer date to the meeting; and (b) the record date for the determination of shareholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the Trustees, declaring the dividend or allotment of rights, is adopted.

             When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except when the determination has been made through the closing of the transfer books and the stated period of closing has expired, in which case a new record date shall be determined as set forth herein.

     Section 5. BENEFICIAL INTEREST LEDGER. The Trust shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate beneficial interest ledger containing the name and address of each shareholder and the number of shares of beneficial interest of the Trust of each class held by such shareholder.

     Section 6. FRACTIONAL SHARES. The Board of Trustees may issue fractional shares or provide for the issuance of scrip, all on such terms and under such conditions as they may determine.

     Section 7. SHARES WITHOUT CERTIFICATES. The Board of Trustees may authorize the issue of some or all of the shares of beneficial interest in the Trust of any or all of its classes or series without certificates.

                                  ARTICLE VIII

                                 ACCOUNTING YEAR

             The accounting year of the Trust shall end on December 31 of each year.

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                                   ARTICLE IX

                                  DISTRIBUTIONS

     Section 1. AUTHORIZATION. Dividends and other distributions upon the shares of beneficial interest of the Trust may be authorized by the Board of Trustees, subject to the provisions of law and the Declaration of Trust of the Trust. Dividends and other distributions may be paid in cash, property or shares of beneficial interest of the Trust, subject to the provisions of law and the Declaration of Trust.

     Section 2. CONTINGENCIES. Before payment of any dividends or other distributions, there may be set aside out of any assets of the Trust available for dividends or other distributions such sum or sums as the Board of Trustees may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends or other distributions, for repairing or maintaining any property of the Trust or for such other purpose as the Board of Trustees shall determine to be in the best interest of the Trust, and the Board of Trustees may modify or abolish any such reserve.

                                    ARTICLE X

                                INVESTMENT POLICY

             Subject to the provisions of the Declaration of Trust, the Board of Trustees may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Trust as it shall deem appropriate in its sole discretion.

                                   ARTICLE XI

                                      SEAL

     Section 1. SEAL. The Trustees may authorize the adoption of a seal by the Trust. The seal shall have inscribed thereon the name of the Trust and the year of its formation. The Trustees may authorize one or more duplicate seals and provide for the custody thereof.

     Section 2. AFFIXING SEAL. Whenever the Trust is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word "(SEAL)" adjacent to the signature of the person authorized to execute the document on behalf of the Trust.

                                   ARTICLE XII

                     INDEMNIFICATION AND ADVANCE OF EXPENSES

     SECTION 1. INDEMNIFICATION. To the maximum extent permitted by Maryland law in effect from time to time, the Trust shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or

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former trustee or officer of the Trust and who is made a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Trust, and whether civil, criminal, administrative, investigative or otherwise, by reason of his or her service in that capacity, or (b) any individual who, while an employee or trustee of the Trust and at the request of the Trust, serves or has served another trust, real estate investment trust, partnership, joint venture, corporation, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such trust, real estate investment trust, partnership, joint venture, corporation, employee benefit plan or other enterprise and who is made a party to, or threatened to be made a party to, any threatened, pending or completed action, suit or proceeding by reason of his or her service in that capacity. To the maximum extent permitted by applicable law, the indemnification provided herein shall include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement. The Trust may, with the approval of its Board of Trustees, provide such indemnification and advance for expenses to a person who served a predecessor of the Trust in any of the capacities described in (a) or (b) above and to any employee or agent of the Trust.

             Neither the amendment nor repeal of this Article XII, Section 1, nor the adoption or amendment of any other provision of the Declaration of Trust or these Bylaws inconsistent with this Article XII, Section 1, shall apply to or affect the applicability of the preceding paragraph in any respect any act or failure to act which occurred prior to such amendment, repeal or adoption.

     SECTION 2. NON-EXCLUSIVITY OF RIGHTS. The rights to indemnification and advancement of expenses set forth in this Article XII shall not be exclusive of any other right which any trustee, officer or non-officer employee may have or hereafter acquire under any statute, provision of the Declaration of Trust or these Bylaws, agreement, vote of shareholders or otherwise.

     Section 3. INSURANCE. The Trust may maintain insurance, at its expense, to protect itself and any trustee, officer or non-officer employee against any liability of any character asserted against or incurred by the Trust or any such trustee, officer or non-officer employee, or arising out of any such person's trust status, whether or not the Trust would have the power to indemnify such person against such liability under the general laws of the State of Maryland or the provisions of this Article XII.

                                  ARTICLE XIII

                                WAIVER OF NOTICE

             Whenever any notice is required to be given pursuant to the Declaration of Trust of the Trust or these Bylaws or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting in person or by proxy shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express

                                       17
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purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                   ARTICLE XIV

                               AMENDMENT OF BYLAWS

             The Bylaws of the Trust may be altered, amended or repealed, and new Bylaws may be adopted, at any meeting of the Board of Trustees of the Trust by a majority vote of the Trustees, subject to repeal or change of any such amendment by the affirmative vote of a majority of the shareholders of the Trust entitled to vote thereon.

                                   ARTICLE XV

                                  MISCELLANEOUS

             All references to the Declaration of Trust shall include any amendments thereto.

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